Exhibit 10.8

                               SECURITY AGREEMENT


         This SECURITY AGREEMENT is made and entered into as of March 1, 1997, by and between NEOSE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and JEFFERSON BANK, a Pennsylvania banking corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, the Corporation has requested the Montgomery County Industrial Development Authority (the "Issuer") to issue its Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series B of 1997 (the "Bonds") in the amount of $8,400,000 pursuant to a Trust Indenture, dated as of March 1, 1997 (the "Indenture"), by and between the Issuer and Dauphin Deposit Bank and Trust Company, as trustee (the "Trustee") in order to, among other things, finance the Project;

         WHEREAS, as security for the payment of the Bonds, the Corporation has requested the Secured Party to provide a credit accommodation to the Corporation, so that CoreStates Bank, N.A. (the "Bank") will issue a letter of credit as security for the Bonds;

         WHEREAS, the Corporation and the Secured Party shall enter into a Reimbursement Agreement, dated as of March 1, 1997 (the "Reimbursement Agreement"), pursuant to which the Corporation shall agree to, among other things, reimburse the Secured Party for any and all payments that the Secured Party is required to make to the Bank; and

         WHEREAS, all capitalized terms and phrases used herein without being defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Creation of Security Interest. Subject to subparagraph (d) below, the Corporation hereby grants to the Secured Party a lien and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located ("Collateral"):

                  (a) all machinery, equipment, furniture, fixtures, tools, motor vehicles, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, whether or not the same shall be deemed affixed to real property ("Equipment");

                  (b) all additions, replacements, attachments, accretions, accessions, components and substitutions to or for any Equipment;


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                  (c) all proceeds, which term shall have the meaning given to it in the Uniform Commercial Code and shall additionally include but not be limited to, whatever is received upon the use, lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) and (b) above, whether cash or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing ("Proceeds"); and

                  (d) Notwithstanding anything to the contrary in the foregoing, the lien and security interest of the Secured Party in and to the Equipment is subject and subordinate to those liens and encumbrances in the Equipment described in Exhibit B, which is attached hereto and made a part hereof. The Secured Party agrees to release its lien and security interest in the Equipment described in Exhibit B upon the reasonable request of the Corporation, but only if such lien and security interest causes the Corporation to be in default under any of its Equipment financing agreements. The Corporation shall be permitted to finance any Equipment it acquires in the future, and in connection therewith to grant a lien and security interest in and to such Equipment to a third party. The Secured Party agrees that its lien and security interest in and to such Equipment shall be subject and subordinate to the lien and security interest granted to such third party. The Secured Party agrees to release its lien and security interest in any such future acquired Equipment upon the reasonable request of the Corporation, but only if such lien and security interest causes the Corporation to be in default under any of such Equipment financing agreement.

         Section 2. Secured Obligations. This Security Agreement is executed, delivered and given by the Corporation as security for the prompt payment, performance, satisfaction and discharge of the following obligations of the Corporation ("Obligations"):

                  (a) The payment of: (i) the "Letter of Credit Amount" as defined in the Reimbursement Agreement, including all advances now or hereafter made by the Secured Party to the Bank, pursuant to the Participating Bank Agreement, dated as of March 1, 1997, between the Bank and the Secured Party (the "Participating Bank Agreement") comprised of a principal component of up to Eight Million Four Hundred Thousand Dollars ($8,400,000) and an interest component of up to One Hundred Seventy-Nine Thousand Nine Hundred Sixty-Seven Dollars and Twelve Cents ($179,967.12), together with all interest accruing on such Letter of Credit Amount as more fully described in the Reimbursement Agreement; (ii) any increase in the Letter of Credit Amount under the Reimbursement Agreement whether by amendment of the Reimbursement Agreement or otherwise by mutual agreement of the parties; and (iii) all sums now or in the future advanced or coming due or required to be paid under the Security Documents (hereafter defined) whether for principal, interest, fees, costs, charges, expenses, or other amounts owing under reimbursement or indemnification obligations under the Security Documents; whether such advances are voluntary or obligatory; whether such obligations presently exist or come into existence at


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some future time; and whether such advances, costs and expenses were made or incurred at the request of the Corporation, any other obligor or guarantor under the Security Documents, or the Secured Party; and

                  (b) The performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of the Corporation under:
(i) the Reimbursement Agreement, this Security Agreement, the Mortgage, Assignment of Leases and Security Agreement, dated as of March 1, 1997, between the Corporation and the Secured Party, as mortgagee, and all other documents referred to as "Security Documents" in the Reimbursement Agreement and any other document now or hereafter given to evidence, secure or facilitate the payment and performance of any of the Obligations; and (ii) all extensions, renewals, replacements or modifications of, or amendments or additions to any of the foregoing (all of the foregoing being collectively referred to in this the Security Agreement as the "Security Documents"). The Corporation shall pay and perform the Obligations required in accordance with the provisions of the Security Documents; and

                  (c) To reimburse the Secured Party, on demand, for all of the Secured Party's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of any of the Security Documents.

         Section 3. Representations and Warranties. The Corporation, as of the date hereof and until all the Obligations have been fully paid and the Security Documents have been canceled, represents and warrants as follows:

                  3.01 Good Title to Collateral. The Corporation has good and marketable title to the Collateral free and clear of all liens and encumbrances other than the security interests granted to the Secured Party hereunder and those liens and encumbrances in the Collateral set forth in Exhibit B which is attached hereto and made a part hereof.

                  3.02 Location of Books and Records. The locations of the offices where the Corporation maintains its books and records concerning the Collateral are as set forth in Exhibit A or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.05 hereof.

                  3.03 Chief Executive Office. The chief executive offices of the Corporation are at the address set forth in Exhibit A or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.05 hereof.

                  3.04 Location of Equipment. All Equipment of the Corporation is located at one or more of the addresses set forth in Exhibit A or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5.05 hereof.

                  3.05 Other Representations. Each representation, warranty or other statement by the Corporation in, or in connection with, any of the Security Documents is true and correct and states all material facts necessary to make it not misleading.


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         Section 4. Use of Collateral. So long as there has been no default hereunder, the Corporation shall be permitted to use its Equipment in the ordinary course of its business. No sale, lease or other disposition of any item of equipment shall be permitted, except as set forth in the Reimbursement Agreement.

         Section 5. Covenants and Agreements of the Corporation.

                  5.01 Maintenance and Inspection of Books and Records. The Corporation shall maintain complete and accurate books and records and shall make all necessary entries therein to reflect the costs, values and locations of its Equipment and all adjustments thereto. The Corporation shall keep the Secured Party fully informed as to the location of all such books and records and shall permit the Secured Party and its authorized agents to have full, complete and unrestricted access thereto at any reasonable time and to inspect, audit and make copies of all books and records, data storage and processing media, software, printouts, journals, orders, receipts, invoices, correspondence and other documents and written or printed matter related to any of the Collateral. The Secured Party's rights hereunder shall be enforceable at law or in equity, and the Corporation consents to the entry of judicial orders or injunctions enforcing specific performance of such obligations hereunder.

                  5.02 Physical Inspection of Equipment. The Corporation shall permit the Secured Party and its authorized agents to inspect any or all of the Corporation's Equipment at all reasonable times upon reasonable advance notice from the Secured Party. The Secured Party agrees to abide by all regulations of the Corporation when making any such inspections.

                  5.03 Notice of the Secured Party's Interests. If requested by the Secured Party, the Corporation shall give notice of the Secured Party's security interests in the Collateral to any third person with whom the Corporation has any actual or prospective contractual relationship or other business dealings.

                  5.04 Insurance of Collateral. The Corporation shall keep the Collateral insured against such perils, in such amounts and with such insurance companies as set forth in the Reimbursement Agreement.

                  5.05 New Locations of Collateral and Books and Records. The Corporation shall immediately notify the Secured Party of any change in the location of its chief executive office, of any new or additional address where its books and records concerning the Collateral are located and of any new locations of Equipment not specified in Sections 3.02, 3.03 or 3.04 of this Security Agreement, and if any such location is on leased or mortgaged premises, promptly furnish the Secured Party with landlord's or mortgagee's waivers in form and substance satisfactory to the Secured Party.


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                  5.06 Perfection of the Secured Party's Interests. The
Corporation agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Corporation's patents, trademarks, service marks, tradenames, copyrights and other general intangibles. The Secured Party is expressly authorized to file financing statements without the Corporation's signature.

                  5.07 Maintenance of Equipment. The Corporation shall care for and preserve the Equipment in good condition and repair, and will pay the cost of all replacement parts, repairs to and maintenance of the Equipment. The Corporation will keep complete and accurate maintenance records with respect to its Equipment.

                  5.08 Notification of Adverse Change in Collateral. The Corporation agrees immediately to notify the Secured Party if any event occurs or is discovered which would cause any material diminution in the value of any significant item or type of Collateral.

                  5.09 Reimbursement and Indemnification. The Corporation agrees to reimburse the Secured Party on demand for reasonable out-of-pocket expenses incurred in connection with the Secured Party's exercise of its rights under this Security Agreement. The Corporation agrees to indemnify the Secured Party and hold it harmless against any costs, expenses, losses, damages and liabilities (including reasonable attorney's fees) incurred in connection with this Security Agreement, other than as a direct result of the Secured Party's gross negligence or willful misconduct.

         Section 6. Power of Attorney. The Corporation hereby appoints the Secured Party as its lawful attorney-in-fact to do, at the Secured Party's option, and at the Corporation's expense and liability, all acts and things which the Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation: (a) file financing statements and otherwise perfect any security interest granted hereby; (b) correspond and negotiate directly with insurance carriers; (c) upon the occurrence of a Default hereunder, receive, open and dispose of in any reasonable manner all mail addressed to the Corporation and notify Postal Service authorities to change the address for mail addressed to the Corporation to an address designated by the Secured Party; (d) upon the occurrence of a Default hereunder, communicate with account debtors and other third parties for the purpose of protecting or preserving the Collateral; and (e) upon the occurrence of a Default hereunder, in the Corporation's or the Secured Party's name, to demand, collect, receive, and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral.


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         Section 7. Default. The occurrence of any one or more of the following shall be a default ("Default") hereunder:

                  7.01 Default Under Security Documents. The occurrence of an Event of Default under the Reimbursement Agreement or any of the Security Documents.

                  7.02 Failure to Observe Covenants. The failure of the Corporation to keep, observe or perform any material provisions of this Security Agreement, which failure is not cured and remedied within ten (10) days after notice thereof is given to the Corporation; provided, however, that if such observance or performance is of such a nature that it cannot reasonably be done, taken or remedied, as appropriate, within such ten (10) day period, no Default shall be deemed to have occurred or to exist if, and so long as, the Corporation shall commence such observance or performance within such ten (10) day period and shall diligently and continuously proceed to full observance or performance of the such provision.

                  7.03 Representations, Warranties. If any representation, warranty or certificate furnished by the Corporation under or in connection with this Security Agreement shall, at any time, be materially false or incorrect.

         Section 8. Secured Party's Rights Upon Default. Upon the occurrence of a Default hereunder, or at any time thereafter, the Secured Party may immediately and without notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party under the Reimbursement Agreement or any other Security Document:

                  8.01 Uniform Commercial Code Rights. Exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code, including the right to require the Corporation to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties.

                  8.02 Operation of Collateral. Operate, utilize, recondition and/or refurbish (at the Secured Party's sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any other Collateral.

                  8.03 Sale of Collateral. Upon five (5) calendar days' prior written notice to the Corporation, which the Corporation hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Secured Party's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Obligations. The Corporation waives the benefit of any marshalling doctrine with respect to the Secured Party's exercise of its rights hereunder.


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         Section 9. Notices. Every notice and communication under this Security
Agreement shall be in writing and shall be given as set forth in Section 9.01 of the Reimbursement Agreement.

         Section 10.  Miscellaneous.

                  10.01 No Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.

                  10.02 Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the Secured Party and the Corporation and their respective successors and assigns, provided that the Corporation's obligations hereunder may not be assigned without the written consent of the Secured Party.

                  10.03 Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by the Corporation and an authorized officer of the Secured Party.

                  10.04 Governing Law. This Security Agreement shall be construed under the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

                  10.05 Severability. If any provision of this Security Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any other provision of this Security Agreement that can be given effect without such invalid or unenforceable provision.

                  10.06 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE CORPORATION ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE SECURED PARTY WOULD NOT EXTEND CREDIT TO THE CORPORATION IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS AGREEMENT.


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         IN WITNESS WHEREOF, the parties hereto have caused this Security
Agreement to be executed and delivered by their authorized officers the day and year first above written.

                                            NEOSE TECHNOLOGIES, INC.



                                            By: /s/ P. Sherrill Neff
                                                -------------------------------
                                                (Vice) President

(Seal)
                                            Attest: /s/ A. Brian Davis
                                                    ---------------------------
                                                    Secretary

                                            JEFFERSON BANK,
                                            as Secured Party


Attest: /s/ Daniel O'Brien                  By: /s/ Kenneth R. Frappier
        --------------------------              -------------------------------
        Secretary                               Senior Vice President


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                                    EXHIBIT A


Location of books and records: 102 Witmer Road, Horsham, PA 19044


Location of chief executive office: 102 Witmer Road, Horsham, PA 19044


Location of Equipment: 102 Witmer Road, Horsham, PA 19044


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                                    EXHIBIT B

                Existing Liens and Encumbrances in the Collateral



         Equipment covered by the following Agreements:

                  1. Master Equipment Lease Agreement dated as of June 14, 1995 between Financing for Science International, Inc. and Neose Technologies, Inc.;

                  2. Security Agreement dated August 12, 1994 between Neose Pharmaceuticals, Inc. and Montgomery County Development Corporation; and

                  3. Master Lease Agreement dated June 28, 1993 between Aberlyn Capital Management Limited Partnership and Neose Pharmaceuticals, Inc.


                                       B-1